As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HTG MOLECULAR DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0912294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3430 E. Global Loop Tucson, Arizona	85706
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Timothy B. Johnson

President and Chief Executive Officer

HTG Molecular Diagnostics, Inc.

3430 E. Global Loop

Tucson, Arizona 85706

(877) 289-2615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.001 par value per share	273,769 (3)	$2.86	$782,979.34	$78.85
2014 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	68,442 (4)	$2.86	$195,744.12	$19.72
Total	342,211	N/A	$978,723.46	$98.57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock (“Common Stock”) of HTG Molecular Diagnostics, Inc. (the “Registrant”) that become issuable under the above-referenced plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 21, 2016, as reported on The NASDAQ Global Market.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan (the “2014 EIP”) on January 1, 2016 pursuant to an “evergreen” provision contained in the 2014 EIP. Pursuant to such provision, on January 1 of each year from January 1, 2016 through and including January 1, 2024, the number of shares authorized for issuance under the 2014 EIP is automatically increased by a number equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares determined by the Registrant’s board of directors (the “Board”).

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the HTG Molecular Diagnostics, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2016 pursuant to an “evergreen” provision contained in the 2014 ESPP. Pursuant to such provision, on January 1 of each year from January 1, 2016 through and including January 1, 2024, the number of shares authorized for issuance under the 2014 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 195,000 shares; and (c) a number determined by the Board that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 EIP and the 2014 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (File No. 333-203930). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 24, 2016.

HTG MOLECULAR DIAGNOSTICS, INC.

By:	/s/ Timothy B. Johnson
Timothy B. Johnson President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy B. Johnson and Shaun D. McMeans, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy B. Johnson	President, Chief Executive Officer and Member	March 24, 2016
Timothy B. Johnson	of the Board of Directors
(Principal Executive Officer)

/s/ Shaun D. McMeans	Chief Financial Officer	March 24, 2016
Shaun D. McMeans	(Principal Financial and Accounting Officer)

/s/ Peter T. Bisgaard	Chairman of the Board of Directors	March 24, 2016
Peter T. Bisgaard

/s/ Harry A. George	Member of the Board of Directors	March 24, 2016
Harry A. George

/s/ Mary F. Hoult	Member of the Board of Directors	March 24, 2016
Mary F. Hoult
March 24, 2016
/s/ James T. LaFrance	Member of the Board of Directors
James T. LaFrance

/s/ Lee R. McCracken	Member of the Board of Directors	March 24, 2016
Lee R. McCracken

/s/ Lewis J. Shuster	Member of the Board of Directors	March 24, 2016
Lewis J. Shuster

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

99.2(5)	HTG Molecular Diagnostics, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37369), filed with the Commission on May 12, 2015, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37369), filed with the Commission on May 12, 2015, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201313), originally filed with the Commission on December 30, 2014, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-203930), filed with the Commission on May 7, 2015, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201313), originally filed with the Commission on December 30, 2014, as amended, and incorporated herein by reference.